Exhibit 10.15(i)

FIFTH AMENDMENT TO LEASE

1060 East Meadow Circle

Palo Alto, California

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”), dated for reference purposes as of October 4, 2011, is made and entered into by and between BALZER FAMILY INVESTMENTS, L.P., a California limited partnership (formerly HDP Associates, LLC) (“Lessor”), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) (“Lessee”).

RECITALS

A.            Lessor and Lessee entered into a Lease dated October 16, 2002 (the “Original Lease”), as amended by Amendment to Lease dated January 21, 2003 (the “First Amendment”), as amended by Second Amendment to Lease dated August 1, 2005 (the “Second Amendment”), as amended by that letter agreement dated September 18, 2006 (the “Letter Agreement”), as amended by the Third Amendment to Lease dated September 23, 2008 (the “Third Amendment”), and as amended by the Fourth Amendment to Lease dated February 10, 2009 (the “Fourth Amendment”), with regard to the Premises commonly known as 1060 East Meadow Circle, Palo Alto, California. The Original Lease, the First Amendment, the Second Amendment, the Letter Agreement, the Third Amendment, and the Fourth Amendment are referred to herein collectively as the “Lease.”

B.            Lessor and Lessee now wish to enter into this Amendment to amend further the Lease, among other things to extend further the Expiration Date of the initial term of the Lease, to specify the Monthly Base Rent during the extension of the initial term pursuant to this Amendment, to specify the Monthly Base Rent during the two option periods of one (1) year each if the options to extend are exercised, and to amend the Lease in certain other respects as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions. All capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease unless otherwise expressly provided herein.

2.             Initial Term. The first sentence of Paragraph 2(a) of the Original Lease, as previously amended, is further amended to read as follows:

“(a)         The initial term of the Lease commenced on January 1, 2003 (the “Commencement Date”), and shall expire on December 31, 2013 (the “Expiration Date”), unless sooner terminated or extended in accordance with the provisions hereof.”

3.             Monthly Base Rent. Paragraph 3(a) of the Original Lease, as previously amended, is further amended to read as follows:

“3.           Monthly Base Rent.

(a)           Lessee shall pay to Lessor during the period from January 1, 2012 to and including December 31, 2013 Monthly Base Rent as follows:

Period	Rent/SF/Mo./NNN	Amount
January 1, 2012 — December 31, 2012	$1.40	$21,420.00
January 1, 2013 — December 31, 2013	$1.44	$22,032.00

Monthly Base Rent shall be payable on a NNN basis and shall be payable by Lessee to Lessor in accordance with Paragraph 5 of the Original Lease.”

4.             Options to Extend. Paragraph 35, Options to Extend, of the Third Amendment is amended by deleting subparagraph (b) and replacing subparagraph (b) with the following:

“(b)         Lessee shall pay to Lessor during the option periods, if exercised, Monthly Base Rent as follows:

Period	Rent/SF/Mo./NNN	Amount
January 1, 2014 — December 31, 2014	$1.48	$22,644.00
January 1, 2015 — December 31, 2015	$1.52	$23,256.00

5.             Tenant Improvements.

(a)           Lessor shall at Lessor’s expense cause the following improvements to be made to the Premises:

(1)           Eliminate the leaks in the roof and windows and water test and seal the roof and the windows;

(2)           Seal the HVAC unit serving the Valerium to prevent dust and insects from entering the Building; and

(3)           Upgrade the lighting fixtures in the Building with lighting fixtures manufactured by a company approved by Lessee.

(b)           Ryan Balzer of W.F. Batton Management Company will oversee the performance of the work described in subparagraph (a).

(c)           Lessor shall contribute the sum of up to Fifty Thousand Dollars ($50,000.00) (“Lessor’s Contribution”) to the cost of connecting the 1060 East Meadow Circle Building to the Palo Alto Fiber Optics cables. Any cost to connect the Building to the Palo Alto Fiber Optics cables in excess of Lessor’s Contribution shall be paid by Lessee. The cost of any repairs, maintenance, or replacement of the Fiber Optics cables connected to the Building shall be an Operating Expense of the Premises payable by Lessee pursuant to Paragraph 5(b) of the Original Lease; and any taxes, assessments, levies, service charges, fees, and other charges of any kind payable for the Fiber Optics connection to the Building shall constitute “Taxes” payable by Lessee pursuant to Paragraph 5(c) of the Original Lease.

6.             No Real Estate Commission. No real estate commission shall be payable by Lessor with respect to this Amendment, any option extension period exercised by Lessee, or any other extension of the term of the Lease as amended by this Amendment.

7.             Continuing Effect. The Lease shall remain in full force and effect as amended by this Amendment.

8.             Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signatures appear on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first above written.

LESSOR:

BALZER FAMILY INVESTMENTS, L.P., a California limited partnership

By:	W.F. BATTON MANAGEMENT COMPANY, a California corporation Its General Partner

	By:	/s/ Harold Balzer
Harold Balzer
President

LESSEE:

ANACOR PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ David Perry
Its:	CEO

By:	/s/ Lucy O. Day
Its:	VP, Finance